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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Post-Effective Amendment No. 3 to Registration Statement No. 333-152700 on Form S-1 of our reports dated March 2, 2010, relating to the consolidated financial statements and financial statement schedule of Tree.com, Inc. and the effectiveness of Tree.com, Inc.'s internal control over financial reporting, appearing in the Annual Report on Form 10-K/A (Amendment No. 1) of Tree.com, Inc. for the year ended December 31, 2009, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Charlotte, North Carolina
May 13, 2010

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM